AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 7, 2000
                                                 REGISTRATION NO. 333-37038


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                  -----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                  -----------

                               CONCORD EFS, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                          04-2462252
    (State or other jurisdiction of           (I.R.S. Employer
    incorporation or organization)           Identification No.)

                       2525 HORIZON LAKE DRIVE, SUITE 120
                            MEMPHIS, TENNESSEE 38133
                                 (901) 371-8022
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                  -----------

                               EDWARD T. HASLAM,
                           CHIEF FINANCIAL OFFICER OF
                               CONCORD EFS, INC.
                       2025 Horizon Lake Drive, Suite 120
                            Memphis, Tennessee 38133
                                 (901) 371-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  -----------

                                WITH COPIES TO:
                            RICHARD M. HARTER, ESQ.
                               JOE H. HICKS, ESQ.
                                Bingham Dana LLP
                               150 Federal Street
                                Boston, MA 02110
                                 (617) 951-8000
                                  -----------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after this Registration Statement becomes effective

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ] If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                         DEREGISTRATION OF COMMON STOCK

      Concord EFS, Inc. hereby amends this Registration Statement on Form
S-3, filed with the Securities and Exchange Commission on May 15, 2000, by deregistering 96,752 shares of the Company's common stock previously registered pursuant to this Registration Statement. The shares of common stock deregistered were not sold by the following Selling Stockholders on whose behalf such shares were registered:


                                            NUMBER            NUMBER OF SHARES
     NAME OF SELLING STOCKHOLDER     OF SHARES REGISTERED    BEING DEREGISTERED
     Michael L. Major                        11,863               11,863
     Gary G. Arnold                          84,889               84,889
                                             ------               ------
               Totals                        96,752               96,752

As a result of this deregistration, the total number of shares registered pursuant to this Registration Statement is 568,523.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Concord EFS, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, Tennessee, on this 7th day of September, 2000.

                                CONCORD EFS, INC.

                                By:
                                    /s/ Dan M. Palmer
                                    -----------------------------
                                    Dan M. Palmer
                                    Chairman of the Board of Directors
                                    and Chief Executive Officer




     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                                    TITLE                            DATE

        *                  Chairman of the Board of Directors and       September 7, 2000
-------------------        Chief Executive Officer
Dan M. Palmer              (Principal Executive Officer)


        *                  Chief Financial Officer                      September 7, 2000
-------------------        (Principal Financial and Accounting Officer)
Edward T. Haslam


        *                  President and Director                       September 7, 2000
-------------------
Edward A. Labry III

-------------------        Director
Douglas C. Altenbern

        *                  Director                                     September 7, 2000
-------------------
David C. Anderson

        *                  Director                                     September 7, 2000
-------------------
Richard Buchignani

        *                  Director                                     September 7, 2000
-------------------
Richard M. Harter



        *                  Director                                     September 7, 2000
-------------------
Joyce Kelso

        *                  Director                                     September 7, 2000
-------------------
Richard P. Kiphart

        *                  Director                                     September 7, 2000
-------------------
Jerry D. Mooney

        *                  Director                                     September 7, 2000
-------------------
Paul L. Whittington


*By: /s/ William E. Lucado
     ------------------------
     William E. Lucado, Attorney-in-Fact
